EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

•Registration Statements pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. (Form S-8 No. 333-34223, Form S-8 No. 333-60075, Form S-8 No. 333-152433, Form S-8 No. 333-167889, Form S-8 No. 333-197212, Form S-8 No. 333-212385, Form S-8 No. 333-226129, and Form S-8 No. 333-239609);
•Registration Statement (Form S-3/A No. 333-56449) and related Prospectus of Alexandria Real Estate Equities, Inc.;
•Registration Statement (Form S-3/A No. 333-81985) and related Prospectus of Alexandria Real Estate Equities, Inc.; and
•Registration Statement (Form S-3ASR No. 333-251902) and related Prospectus of Alexandria Real Estate Equities, Inc.;

of our reports dated January 31, 2022 with respect to the consolidated financial statements and financial statement schedule of Alexandria Real Estate Equities, Inc., and the effectiveness of internal control over financial reporting of Alexandria Real Estate Equities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, California
January 31, 2022